Exhibit 99.1

2010 *First Quarter*

APPLE REIT EIGHT

MARCH 31, 2010

Dear Shareholder

GLADE M. KNIGHT

Operations at the 51 hotels that comprise the Apple REIT Eight, Inc. portfolio during the first quarter of this year were slightly ahead of results for the same period last year, providing encouragement that the hotel industry is making strides to recovery. We anticipate additional progress throughout the year, especially during the busier spring and summer seasons. If current trends in occupancy, pricing and travel demand continue as analysts have predicted, I am optimistic results of operations will improve this year as compared to 2009.

As hotel industry analysts predicted, increased demand within the upscale and select-service hotel sectors resulted in higher year-over-year occupancy rates during the first three months of 2010, as compared to the same period of 2009. We are diligently pursuing all opportunities for room rate increases and anticipate average daily rate (ADR) improvement later this year. For the first quarter of 2010, the Apple REIT Eight portfolio, with a total of 5,908 guestrooms across 19 states, reported average occupancy of 65 percent, ADR of $105 and revenue per available room (RevPAR) of $68. As compared to results from the same three-month period of 2009, occupancy was up by 8 percent, ADR was down by 3 percent and RevPAR was up by 6 percent. In 2009, we completed the extensive renovation of our Renaissance® New York Hotel 57 property. I am pleased to report that results of operations at this hotel for the first quarter of 2010 have significantly improved as compared to the same period last year, with RevPAR improving 140 percent, revenue increasing more than $2 million and operating income up more than $1 million.

Funds from operations (FFO) for Apple REIT Eight for the first quarter of this year totaled $10 million, or $0.11 per share. For the first three months of the year, the Company paid dividends of $0.19 per share. The current annualized dividend rate is 7 percent, or $0.77 per share, based on an $11 share price. Our management team and Board of Directors continue to closely monitor hotel operations as compared to dividend distributions. Our objective in setting an annualized dividend rate is to provide consistency over the life of our program, taking into account the effects of varying economic cycles, capital improvements and the initial ramp-up of operations on FFO. We are-committed to maximizing shareholder value and confident our steady and conservative approach to hotel ownership and capital management will enable us to meet our goals over the long term.

In an effort to minimize overall risk, we specifically structured our Company with low levels of debt on our assets, acquired a diversified portfolio of well-branded hotels, and employ some of the best hospitality professionals in the industry. We were able to resourcefully manage the challenging economic environment of 2009, and I believe we are well-poised to benefit if market conditions improve this year. Future shareholder reports will continue to outline our performance in detail. As always, thank you for your investment.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2010	Three months ended March 31, 2009

REVENUES
Room revenue	$36,555	$34,179
Other revenue	2,848	2,781
Total revenue	$39,403	$36,960

EXPENSES
Direct operating expense	$11,025	$10,444
Other hotel operating expenses	18,023	17,940
General and administrative	1,197	1,062
Depreciation	8,652	7,865
Investment income, net	(3,016)	(12)
Interest expense, net	2,133	1,543
Total expenses	$38,014	$38,842

NET INCOME (LOSS)
Net income (loss)	$1,389	$(1,882)
Unrealized gain on investments	—	$371
Comprehensive income	$1,389	$(1,511)
Net income (loss) per share	$0.01	$(0.02)

FUNDS FROM OPERATIONS (A)
Net income (loss)	$1,389	$(1,882)
Depreciation of real estate owned	8,652	7,865
Funds from operations	$10,041	$5,983
FFO per share	$0.11	$0.06

WEIGHTED-AVERAGE SHARES OUTSTANDING	93,769	92,500

OPERATING STATISTICS
Occupancy	65%	60%
Average daily rate	$105	$108
RevPAR	$68	$64
Number of hotels	51	51
Dividends per share	$0.19	$0.22

Balance Sheet Highlights (Unaudited)

(In thousands)	March 31, 2010	December 31, 2009

ASSETS
Investment in real estate, net	$968,524	$974,773
Other assets	24,485	24,078
Total assets	$993,009	$998,851

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$192,144	$184,175
Other liabilities	26,546	25,577
Total liabilities	218,690	209,752
Total shareholders’ equity	774,319	789,099
Total liabilities & shareholders’ equity	$993,009	$998,851

(A) Funds from operations (FFO) is defined as net income (loss) (computed in accordance with generally accepted accounting principles - GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2010 and the results of operations for the interim periods ended March 31, 2010. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Eight, Inc. 2009 Annual Report.

Market Diversity

Portfolio of hotels

STATE / CITY

ALABAMA

Birmingham

ARKANSAS

Rogers (2), Springdale

CALIFORNIA

Burbank, Cypress, Oceanside, Sacramento,

San Jose, Tulare

FLORIDA

Jacksonville, Orlando/Sanford, Tallahassee, Tampa

GEORGIA

Savannah/Port Wentworth, Savannah

KANSAS

Overland Park (3), Wichita

KENTUCKY

Bowling Green

MARYLAND

Annapolis

MASSACHUSETTS

Marlborough, Westford (2)

MISSOURI

Kansas City

NEW JERSEY

Somerset

NEW YORK

New York City

NORTH CAROLINA

Carolina Beach, Concord, Dunn, Fayetteville,

Greensboro, Matthews, Wilmington, Winston-Salem

OKLAHOMA

Tulsa/South-Bixby

SOUTH CAROLINA

Columbia, Greenville, Hilton Head

TENNESSEE

Chattanooga

TEXAS

Texarkana (2)

VIRGINIA

Charlottesville, Harrisonburg, Norfolk/Chesapeake,

Suffolk/Chesapeake (2), Virginia Beach (2)

WASHINGTON

Tukwila

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, Virginia 23219

(804) 344-8121

(804) 344-8129 FAX

www.applereiteight.com

INVESTOR INFORMATION

For additional information about the

company, please contact: Kelly Clarke,

Director of Investor Services
804-727-6321 or
KClarke@applereit.com

Corporate Profile

Apple REIT Eight, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Renaissance Hotels & Resorts®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 51 hotels, containing a total of 5,908 guestrooms in 19 states.

Mission

Apple REIT Eight, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: MARRIOTT, CHESAPEAKE, VA

BACK: SPRINGHILL SUITES, SANFORD, FL; RENAISSANCE NEW YORK HOTEL 57, NEW YORK CITY, NY

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®,” “Residence Inn® by Marriott®” and “Renaissance Hotels & Resorts®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information. Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.